eHealth, Inc. Announces Third Quarter 2025 Results
Raises 2025 annual earnings guidance to reflect strong YTD performance
Comments on strong start to the Annual Enrollment Period
Completed extension of term loan maturity providing additional financial flexibility

AUSTIN, Texas — November 5, 2025 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the third quarter ended September 30, 2025.

CEO Comments

“As a new CEO, my immediate priority is clear: deliver a strong AEP performance. We entered the enrollment season exceptionally well prepared—with a more experienced advisor force, a trusted and growing brand, and one of the broadest plan selections in the industry. In a period marked by significant disruption in the Medicare Advantage market, our breadth of offerings is a true differentiator, allowing us to support consumers as their coverage and needs evolve.

Early AEP indicators are encouraging: consumer demand is strong, and our branded messages resonate even stronger than a year ago. Our team is approaching AEP with flexibility and focus, ready to lean in where we see an opportunity to drive incremental growth at attractive economics.” – Derrick Duke, Chief Executive Officer

Results Overview
■Q3 2025 total revenue of $53.9 million decreased 8% compared to Q3 2024 total revenue of $58.4 million.
■Lower Medicare Advantage (“MA”) approved members as a result of the recent regulatory changes that limit dual-eligible beneficiaries from switching plans outside of the main enrollment periods.
■Q3 2025 MA constrained lifetime value (“LTV”) of commissions decreased 2% compared to Q3 2024.
■Q3 2025 Medicare Supplement constrained LTV increased 33% compared to Q3 2024.
■Q3 2025 positive net adjustment revenue of $12.2 million compared to $1.2 million in Q3 2024.
■Q3 2025 total operating costs and expenses decreased 6% to $95.4 million compared to $101.6 million in Q3 2024.
■25% reduction in consolidated and Medicare segment variable marketing spend in Q3 2025 compared to Q3 2024, reflecting proactive cost management strategies.
■Q3 2025 customer care and enrollment expenses declined $2.5 million, or 6%, compared to Q3 2024, primarily reflecting execution of our flexible staffing strategy within our telesales organization, partially offset by costs associated with a more tenured benefit advisor group and increased number of retention advisors year-over-year.
■Q3 2025 GAAP net loss of $31.7 million improved $10.8 million, compared to Q3 2024 GAAP net loss of $42.5 million.
■Q3 2025 adjusted EBITDA(1) of $(34.0) million compared to Q3 2024 adjusted EBITDA(1) of $(34.8) million.
■Cash, cash equivalents and marketable securities of $75.3 million as of September 30, 2025.
■Commissions receivable balance of $907.7 million as of September 30, 2025.
■Successfully completed our AEP preparations: achieved our benefit advisor hiring and training targets, continued to strengthen and expand our brand-driven marketing strategy, and completed further enhancements to our omni-channel platform.
■Amended term loan credit agreement to extend maturity date to January 2027 providing additional financial flexibility.

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Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 14 at the end of this press release for definitions of our non-GAAP financial measures. Additionally, see accompanying footnotes on page 14 for additional definitions.

2025 Guidance
Said John Dolan, Chief Financial Officer: “We continue to execute with discipline and agility in a dynamic environment. Our Q3 performance reflects strong operational focus on prudent cost management. Our performance through the end of September enabled us to raise our GAAP net income and adjusted EBITDA guidance ranges. The increase reflects the positive impact of net adjustment revenue and favorable operating costs relative to our internal expectations.”

Based on information available as of November 5, 2025, we are revising our guidance for the full year ending December 31, 2025. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2025:

•Total revenue is expected to be in the range of $525.0 million to $565.0 million, consistent with our previously issued guidance.
•GAAP net income is expected to be in the range of $9.0 million to $30.0 million compared to our prior guidance range of GAAP net income of $5.0 million to $26.0 million.
•Adjusted EBITDA(1) is expected to be in the range of $60.0 million to $80.0 million compared to our prior guidance range of $55.0 million to $75.0 million.
•Operating cash flow is expected to be in the range of $(25.0) million to $10.0 million, consistent with our previously issued guidance.

The above guidance includes the expected impact of positive net adjustment revenue which has been updated to be in the range of $40 million to $43 million to reflect the Q3 2025 positive net adjustment revenue, compared to the previous range of $29 million to $32 million.
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Note: See accompanying footnotes on page 14.

Webcast and Conference Call Information

A webcast and conference call will be held today, Wednesday, November 5, 2025 at 5:00 p.m. Eastern Time / 4:00 p.m. Central Time. Individuals interested in listening to the conference call may do so by dialing (800) 549-8228. The participant passcode is 47090. The live and archived webcast of the call will also be available under “Events & Presentations” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, financial condition, operations and strategy; our estimates regarding approved members and estimated memberships, in the aggregate and by product category; our estimates regarding constrained lifetime values of commissions per approved member by product category; our estimates regarding costs per approved member; our 2025 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; our estimates for positive net adjustment revenue and its expected impact on our 2025 annual guidance; the expected impact of our efforts to prepare for the annual enrollment period, including our benefit advisor hiring and training targets and branding efforts; our expectations regarding market opportunity, consumer demand and our competitive advantage; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges marketplaces, and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our senior management or other key employees; our ability to recruit, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our business plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges and marketplaces; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, SMS text, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital, including debt or equity financings, on terms acceptable to us or at all; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation, government enforcement actions or regulatory inquiries in which we are or may from time to time be involved, including the complaint filed against us and certain defendants by the U.S. Attorney’s Office for the District of Massachusetts on May 1, 2025 alleging the violation of the Federal False Claims Act; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; our ability to deploy new and evolving technologies, such as artificial intelligence; public health crises, pandemics, natural disasters and other extreme events; general economic and macroeconomic conditions, including the risks of potential delays, reductions or disruptions in payments from a prolonged government shutdown, inflation, recession, political events, instability or geopolitical tensions, tariffs and trade tensions or other international disputes, financial, banking and credit market disruptions; our ability to effectively administer our self-insurance program; and other risks and uncertainties related to our business. Other factors that could cause our operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Corporate Development
investors@ehealth.com
https://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$63,089	$39,197
Short-term marketable securities	12,212	43,043
Accounts receivable	1,852	16,807
Contract assets – commissions receivable – current	208,426	242,467
Prepaid expenses and other current assets	17,288	12,961
Total current assets	302,867	354,475
Contract assets – commissions receivable – non-current	699,299	757,523
Property and equipment, net	4,939	4,437
Operating lease right-of-use assets	9,182	12,081
Restricted cash	3,090	3,090
Other assets	28,038	23,819
Total assets	$1,047,415	$1,155,425

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$6,215	$23,448
Accrued compensation and benefits	24,266	43,888
Accrued marketing expenses	5,558	16,612
Lease liabilities – current	7,769	7,732
Other current liabilities	7,430	4,331
Total current liabilities	51,238	96,011
Long-term debt	69,423	68,458
Deferred income taxes – non-current	21,860	38,870
Lease liabilities – non-current	15,540	20,731
Other non-current liabilities	4,885	5,418
Total liabilities	162,946	229,488
Convertible preferred stock	370,303	337,509
Stockholders’ equity:
Common stock	44	43
Additional paid-in capital	758,113	773,371
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings (accumulated deficit)	(43,815)	15,246
Accumulated other comprehensive loss	(178)	(234)
Total stockholders’ equity	514,166	588,428
Total liabilities, convertible preferred stock and stockholders’ equity	$1,047,415	$1,155,425

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Revenue:
Commission	$47,223	$48,222	(2)%	$200,900	$185,996	8%
Other	6,646	10,187	(35)%	26,870	31,233	(14)%
Total revenue	53,869	58,409	(8)%	227,770	217,229	5%
Operating costs and expenses(a):
Marketing and advertising	24,395	29,665	(18)%	87,009	95,185	(9)%
Customer care and enrollment	36,814	39,321	(6)%	101,945	100,773	1%
Technology and content	11,805	12,264	(4)%	35,760	38,613	(7)%
General and administrative	21,925	20,297	8%	60,817	62,318	(2)%
Impairment, restructuring and other charges	455	61	646%	2,010	9,409	(79)%
Total operating costs and expenses	95,394	101,608	(6)%	287,541	306,298	(6)%
Loss from operations	(41,525)	(43,199)	4%	(59,771)	(89,069)	33%
Interest expense	(2,384)	(2,859)	17%	(7,380)	(8,517)	13%
Other income, net	978	1,699	(42)%	3,894	6,425	(39)%
Loss before income taxes	(42,931)	(44,359)	3%	(63,257)	(91,161)	31%
Benefit from income taxes	(11,240)	(1,886)		(16,118)	(3,736)
Net loss	(31,691)	(42,473)	25%	(47,139)	(87,425)	46%
Preferred stock dividends	(5,987)	(5,643)		(17,614)	(16,603)
Change in preferred stock redemption value	(6,903)	(5,832)		(19,583)	(16,619)
Net loss attributable to common stockholders	$(44,581)	$(53,948)	17%	$(84,336)	$(120,647)	30%

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.46)	$(1.83)	20%	$(2.78)	$(4.13)	33%
Weighted-average number of shares used in per share:
Basic and diluted	30,633	29,485	4%	30,347	29,211	4%
_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$609	$437		$1,691	$1,792
Customer care and enrollment	339	452		935	1,487
Technology and content	666	845		2,034	2,598
General and administrative	2,308	2,745		6,927	9,248
Total stock-based compensation expense	$3,922	$4,479	(12)%	$11,587	$15,125	(23)%

Non-GAAP Results(1):
Adjusted EBITDA(1)	$(34,007)	$(34,832)	2%	$(35,628)	$(52,024)	32%
Adjusted EBITDA margin(1)	(63)%	(60)%		(16)%	(24)%
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Note: See accompanying footnotes on page 14.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities:
Net loss	$(31,691)	$(42,473)	$(47,139)	$(87,425)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	447	473	1,384	1,481
Amortization of internally developed software	2,694	3,354	9,162	11,030
Stock-based compensation expense	3,922	4,479	11,587	15,125
Deferred income taxes	(11,815)	(1,709)	(17,010)	(4,340)
Impairment charges	455	—	868	7,413
Other non-cash items	41	74	(596)	(43)
Changes in operating assets and liabilities:
Accounts receivable	3	(4,681)	14,955	(1,871)
Contract assets – commissions receivable	9,325	17,885	92,811	104,582
Prepaid expenses and other assets	(7,147)	(11,327)	(7,661)	(9,896)
Accounts payable	516	509	(17,111)	(1,965)
Accrued compensation and benefits	7,213	6,195	(19,621)	(14,593)
Accrued marketing expenses	1,511	1,366	(11,054)	(11,132)
Deferred revenue	(1,200)	(1,173)	(872)	861
Accrued expenses and other liabilities	413	(2,255)	901	69
Net cash provided by (used in) operating activities	(25,313)	(29,283)	10,604	9,296
Investing activities:
Capitalized internal-use software and website development costs	(3,409)	(3,191)	(10,785)	(8,070)
Purchases of property and equipment and other assets	(214)	(998)	(2,107)	(1,463)
Purchases of marketable securities	(12,132)	(48,489)	(74,010)	(85,880)
Proceeds from redemption and maturities of marketable securities	39,450	20,000	105,950	39,000
Net cash provided by (used in) investing activities	23,695	(32,678)	19,048	(56,413)
Financing activities:
Payment of deferred financing costs	(1,000)	—	(1,000)	—
Net proceeds from exercise of common stock options and employee stock purchases	—	—	189	354
Repurchase of shares to satisfy employee tax withholding obligations	(276)	(450)	(2,102)	(2,301)
Principal payments in connection with leases	—	—	—	(4)
Payments of preferred stock dividends	—	—	(2,906)	(2,740)
Net cash used in financing activities	(1,276)	(450)	(5,819)	(4,691)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	63	99	59	118
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,831)	(62,312)	23,892	(51,690)
Cash, cash equivalents and restricted cash at beginning of period	69,010	129,434	42,287	118,812
Cash, cash equivalents and restricted cash at end of period	$66,179	$67,122	$66,179	$67,122

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Employer and Individual (“E&I”). The Medicare segment consists primarily of commissions earned as the broker of record from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible beneficiaries, including but not limited to, dental and vision insurance. Our commissions may include certain bonus payments, which are generally based on attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers. The Medicare segment also consists of amounts earned in connection with our advertising program for marketing and other services as well as amounts earned from our non-broker of record fee-based arrangements and our performance of various post-enrollment services for members. The E&I segment consists primarily of commissions earned from our sale of individual and family plans (“IFP”), including qualified and non-qualified plans, small business health insurance plans and ancillary products sold to our non-Medicare-eligible consumers, including but not limited to, dental, vision and short-term insurance. To a lesser extent, the E&I segment includes amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets on our website as well as our technology licensing activities.

We report segment information based on how our chief executive officer, who is our chief operating decision maker (“CODM”), regularly reviews our operating results, allocates resources and makes decisions regarding our business operation in the annual budget and forecasting process along with evaluation of actual performance. Our CODM considers budget-to-actual variances on a monthly basis for our segment performance measures when making decisions about allocating capital and personnel to our segments. These performance measures include total segment revenue and segment gross profit (loss). Prior to the fourth quarter of 2024, we reported our measure of segment profitability as segment profit (loss). Accordingly, prior period amounts have been reclassified to conform to the current period presentation, in all material respects.

Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses (“CC&E”) and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department.

The results of our reportable segments are summarized for the periods presented below:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Medicare:
Total revenue	$49,932	$53,221	(6)%	$211,660	$194,857	9%
Variable marketing and advertising	(16,930)	(22,512)	25%	(64,483)	(71,030)	9%
Medicare CC&E	(34,049)	(36,320)	6%	(93,596)	(91,954)	(2)%
Cost of revenue	(106)	(13)	*	158	(245)	164%
Medicare segment gross profit (loss)	$(1,153)	$(5,624)	79%	$53,739	$31,628	70%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Employer and Individual:
Total revenue	$3,937	$5,188	(24)%	$16,110	$22,372	(28)%
Variable marketing and advertising	(723)	(936)	23%	(2,630)	(2,410)	(9)%
E&I CC&E	(2,154)	(2,320)	7%	(6,535)	(6,732)	3%
Cost of revenue	(87)	(89)	2%	(241)	(300)	20%
E&I segment gross profit	$973	$1,843	(47)%	$6,704	$12,930	(48)%
__________
* Percentage calculated is not meaningful.

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Consolidated:
Total revenue	$53,869	$58,409	(8)%	$227,770	$217,229	5%
Variable marketing and advertising	(17,653)	(23,448)	25%	(67,113)	(73,440)	9%
Segment CC&E	(36,203)	(38,640)	6%	(100,131)	(98,686)	(1)%
Cost of revenue	(193)	(102)	(89)%	(83)	(545)	85%
Total segment gross profit (loss)	$(180)	$(3,781)	95%	$60,443	$44,558	36%

A reconciliation of our segment gross profit (loss) to the Condensed Consolidated Statements of Operations for the periods presented is as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Total segment gross profit (loss)	$(180)	$(3,781)	95%	$60,443	$44,558	36%
Other marketing and advertising(a)	(6,549)	(6,115)	(7)%	(19,813)	(21,200)	7%
Other CC&E(b)	(611)	(681)	10%	(1,814)	(2,087)	13%
Technology and content	(11,805)	(12,264)	4%	(35,760)	(38,613)	7%
General and administrative	(21,925)	(20,297)	(8)%	(60,817)	(62,318)	2%
Impairment, restructuring and other charges	(455)	(61)	(646)%	(2,010)	(9,409)	79%
Interest expense	(2,384)	(2,859)	17%	(7,380)	(8,517)	13%
Other income, net	978	1,699	(42)%	3,894	6,425	(39)%
Loss before income taxes	$(42,931)	$(44,359)	3%	$(63,257)	$(91,161)	31%
__________
(a)Other marketing and advertising costs consist of fixed marketing and advertising, previously capitalized labor, depreciation and share-based compensation costs.
(b)Other CC&E costs consist of previously capitalized labor, depreciation and share-based compensation costs.

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)
Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values of commission payments that we expect to receive. Our commissions may include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers.
The following table presents commission revenue by product for the periods indicated:

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Medicare
Medicare Advantage	$37,713	$39,463	(4)%	$150,963	$143,627	5%
Medicare Supplement	2,309	2,312	—%	24,199	11,835	104%
Medicare Part D	1,561	843	85%	2,956	6,238	(53)%
Total Medicare	41,583	42,618	(2)%	178,118	161,700	10%
Individual and Family
Non-Qualified Health Plans(a)	(125)	(199)	(37)%	359	1,834	(80)%
Qualified Health Plans(a)	(64)	602	(111)%	1,299	3,358	(61)%
Total Individual and Family	(189)	403	(147)%	1,658	5,192	(68)%
Ancillary	3,274	2,036	61%	11,355	7,279	56%
Small Business	2,251	2,268	(1)%	7,982	8,447	(6)%
Commission Bonus and Other	304	897	(66)%	1,787	3,378	(47)%
Total Commission Revenue	$47,223	$48,222	(2)%	$200,900	$185,996	8%
_____________
(a)Total revenue for non-qualified and qualified health plans was negative due to $(0.5) million and $(0.3) million, respectively, of net commission revenue from members approved in prior periods for the three months ended September 30, 2025. Total revenue for non-qualified health plans was negative due to $(0.6) million of net commission revenue from members approved in prior periods for the three months ended September 30, 2024.

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Medicare
Commission revenue from members approved during the period	$31,402	$42,324	$146,304	$152,017
Net commission revenue from members approved in prior periods(a)	12,081	1,090	39,135	12,773
Total Medicare segment commission revenue	43,483	43,414	185,439	164,790
Employer and Individual
Commission revenue from members approved during the period	1,881	2,848	7,659	11,790
Commission revenue from renewals of small business members during the period	1,737	1,852	6,479	7,022
Net commission revenue from members approved in prior periods(a)	122	108	1,323	2,394
Total Employer and Individual segment commission revenue	3,740	4,808	15,461	21,206
Total commission revenue	$47,223	$48,222	$200,900	$185,996
_____________
(a)For all existing cohorts approved in prior periods, we reassess assumptions for our constrained lifetime value (“LTV”) of commissions on a quarterly basis and compare to the most current constrained LTV recognized on these cohorts. To the extent there is an indication of a change to expected cash collections for these cohorts, net commission revenue from members approved in prior periods, also referred to as net adjustment revenue, is recorded to adjust revenue previously recognized for the affected cohorts. Net adjustment revenue includes both increases and reductions to revenue; however, adjustments increasing revenue are only recognized when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(unaudited)

Selected Metrics — Third Quarter of 2025

	Three Months Ended September 30,		% Change
	2025	2024
Approved Members(2)
Medicare
Medicare Advantage	28,645	40,141	(29)%
Medicare Supplement	1,393	1,438	(3)%
Medicare Part D	1,129	1,292	(13)%
Total Medicare	31,167	42,871	(27)%
Individual and Family	1,872	2,872	(35)%
Ancillary	12,003	11,382	5%
Small Business	1,228	1,141	8%
Total Approved Members	46,270	58,266	(21)%

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(a)
Medicare Advantage	$975	$990	(2)%
Medicare Supplement	1,467	1,105	33%
Medicare Part D	168	222	(24)%
Individual and Family
Non-Qualified Health Plans	300	314	(4)%
Qualified Health Plans	268	311	(14)%
Ancillary
Short-term	110	144	(24)%
Dental	125	118	6%
Vision	78	78	—%
Small Business	254	249	2%
(a)Constraints for Medicare Advantage, Medicare Supplement and Medicare Part D were 5.5%, 4% and 7%, respectively, for the three months ended September 30, 2025. Constraints for Medicare Advantage, Medicare Supplement and Medicare Part D were 5.5%, 9% and 7%, respectively, for the three months ended September 30, 2024.

Expense Metrics per Approved Member(4)
Medicare Plans
CC&E cost per Medicare Advantage (“MA”)-equivalent approved member	$930	$719	29%
Variable marketing cost per MA-equivalent approved member	559	537	4%
Total acquisition cost per MA-equivalent approved member	$1,489	$1,256	19%
Individual and Family Plans (“IFP”)
CC&E cost per IFP-equivalent approved member	$433	$359	21%
Variable marketing cost per IFP-equivalent approved member	104	118	(12)%
Total acquisition cost per IFP-equivalent approved member	$537	$477	13%

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(unaudited)

Selected Metrics — Nine Months Ended September 30, 2025

	Nine Months Ended September 30,		% Change
	2025	2024
Approved Members(2)
Medicare
Medicare Advantage	141,884	143,529	(1)%
Medicare Supplement	5,688	9,574	(41)%
Medicare Part D	5,149	6,335	(19)%
Total Medicare	152,721	159,438	(4)%
Individual and Family	9,751	13,540	(28)%
Ancillary	41,288	36,410	13%
Small Business	3,256	3,705	(12)%
Total Approved Members	207,016	213,093	(3)%

	As of September 30,		% Change
	2025	2024
Estimated Membership(5)
Medicare(6)
Medicare Advantage	579,914	583,970	(1)%
Medicare Supplement	90,596	95,153	(5)%
Medicare Part D	174,970	194,303	(10)%
Total Medicare	845,480	873,426	(3)%
Individual and Family(6)	62,678	75,871	(17)%
Ancillary(6)	173,835	168,953	3%
Small Business(7)	36,528	41,172	(11)%
Total Estimated Membership	1,118,521	1,159,422	(4)%
__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses(1) (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP marketing and advertising expense	$24,395	$29,665	$87,009	$95,185
Stock-based compensation expense	(609)	(437)	(1,691)	(1,792)
Non-GAAP marketing and advertising expense(1)	$23,786	$29,228	$85,318	$93,393

GAAP customer care and enrollment expense	$36,814	$39,321	$101,945	$100,773
Stock-based compensation expense	(339)	(452)	(935)	(1,487)
Non-GAAP customer care and enrollment expense(1)	$36,475	$38,869	$101,010	$99,286

GAAP technology and content expense	$11,805	$12,264	$35,760	$38,613
Stock-based compensation expense	(666)	(845)	(2,034)	(2,598)
Non-GAAP technology and content expense(1)	$11,139	$11,419	$33,726	$36,015

GAAP general and administrative expense	$21,925	$20,297	$60,817	$62,318
Stock-based compensation expense	(2,308)	(2,745)	(6,927)	(9,248)
Non-GAAP general and administrative expense(1)	$19,617	$17,552	$53,890	$53,070

GAAP operating costs and expenses	$95,394	$101,608	$287,541	$306,298
Stock-based compensation expense	(3,922)	(4,479)	(11,587)	(15,125)
Impairment, restructuring and other charges	(455)	(61)	(2,010)	(9,409)
Non-GAAP operating costs and expenses(1)	$91,017	$97,068	$273,944	$281,764

Reconciliation of GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in thousands) and Adjusted EBITDA Margin(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net loss attributable to common stockholders	$(44,581)	$(53,948)	$(84,336)	$(120,647)
Preferred stock dividends	5,987	5,643	17,614	16,603
Change in preferred stock redemption value	6,903	5,832	19,583	16,619
GAAP net loss	(31,691)	(42,473)	(47,139)	(87,425)
Stock-based compensation expense	3,922	4,479	11,587	15,125
Depreciation and amortization	3,141	3,827	10,546	12,511
Impairment, restructuring and other charges	455	61	2,010	9,409
Interest expense	2,384	2,859	7,380	8,517
Other income, net	(978)	(1,699)	(3,894)	(6,425)
Benefit from income taxes	(11,240)	(1,886)	(16,118)	(3,736)
Adjusted EBITDA(1)	$(34,007)	$(34,832)	$(35,628)	$(52,024)
Net loss margin	(59)%	(73)%	(21)%	(40)%
Adjusted EBITDA margin(1)	(63)%	(60)%	(16)%	(24)%
__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in millions):

	Full Year 2025 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(41.0)	$(20.0)
Impact from preferred stock	50.0	50.0
GAAP net income	9.0	30.0
Stock-based compensation expense	15.0	12.0
Depreciation and amortization	18.0	17.0
Interest expense	11.0	10.0
Other income, net	(3.0)	(3.0)
Provision for income taxes	10.0	14.0
Adjusted EBITDA(1)	$60.0	$80.0

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan from the respective GAAP operating costs and expenses. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges from GAAP total operating costs and expenses.

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating costs and expenses, GAAP net income (loss), GAAP net income (loss) attributable to common stockholders, GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period for which we are the broker of record. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, cancellations of insurance plans offered by health insurance carriers with which we have a relationship, and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent costs incurred in member

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
acquisition from our direct marketing and marketing partner channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family major medical plans and short-term health insurance plans (collectively, “IFP Plans”), respectively, for which we are the broker of record. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation as well as the number of approved members during the period of estimation from whom we expect to receive commission payments. There is generally up to a few months lag between newly approved plans and the receipt of commission payments from the health insurance carrier and is most pronounced in the fourth and first quarters of our fiscal year due to the annual and open enrollment periods. A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership as of a specified date, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next, making it difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one-to-three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.